Exhibit 10.5

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) has been executed by and among the following Parties on November 20, 2020 in China:

Party A:	Dada Glory Network Technology (Shanghai) Co., Ltd. (hereinafter “Pledgee”)

Address:	Room 2205, No.1088, Yangshupu Road, Yangpu District, Shanghai.

Legal Representative: YAO Jun

Party B:	[Name of Shareholder] (hereinafter “Pledgor”)

ID Card No.:	[***]

Address:	[Address]

Legal Representative: [Name]

Party C:	Shanghai Qusheng Internet Technology Co., Ltd.

Address:	Room 2203, No.1088, Yangshupu Road, Yangpu District, Shanghai.

Legal Representative:  KUAI Jiaqi

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas,

1.                                      Pledgor is a limited liability company registered in Suqian, the People’s Republic of China (“China”), and hold the registered capital in an amount equal to RMB[Amount] in Party C, representing [Percentage]% of the total amount of Party C’s registered capital. Party C is a limited liability company registered in Shanghai, China. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and agrees to provide any necessary assistance in registering the Pledge;

2.                                      Pledgee is a Wholly Foreign Owned Enterprise registered in China. Pledgee and Party C have executed an Exclusive Business Cooperation Agreement on November 14, 2014; the Pledgee, the Pledgor and Party C have entered into an Exclusive Call Option Agreement (the “Exclusive Option Agreement”) on November 20, 2020; the Pledgor has issued a Power of Attorney to the Pledgee on November 20, 2020 (the “Power of Attorney”).

3.                                      To guarantee the performance of the Contract Obligations (as defined below) and the repayment of the Secured Indebtedness (as defined below) by the Pledgor and Party C, Pledgor hereby pledge all of the equity interest it holds in Party C as security for Party C.

1.                                      Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1                               “Pledge” shall refer to the security interest granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2                               “Equity Interest” shall refer to the registered capital owned by Pledgor and all of the related equity interest lawfully now held and hereafter acquired by Pledgor in Party C, including, without limitation, the registered capital in an amount equal to RMB[Amount] owned by Pledgor in Party C on the date hereof.

1.3                               “Term of Pledge” shall refer to the term set forth in Section 3 of this Agreement.

1.4                               “Business Cooperation Agreement” shall refer to the Exclusive Business Cooperation Agreement executed by and between Pledgee and Party C, partially owned by Pledgor on November 14, 2014.

1.5                               “Event of Default” shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.6                               “Notice of Default” shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

1.7                               “Contractual Obligations” shall mean all the contractual obligations of Party C under this Agreement, the Business Cooperation Agreement and the Exclusive Option Agreement, and all the contractual obligations of the Pledgor under this Agreement, the Exclusive Option Agreement and the Power of Attorney.

1.8                               “Secured Indebtedness” shall mean all direct, indirect and derivative losses and loss of foreseeable profits suffered by the Pledgee due to any Event of Default of the Pledgor and/or Party C. The basis for the amounts of such losses includes, without limitation, reasonable business plans and profit forecasts of the Pledgee, and all the costs incurred by the Pledgee in connection with the enforcement of the Contractual Obligations against the Pledgor and/or Party C.

2.                                      The Pledge

2.1                               As collateral security for the performance of the Contract Obligations and the discharge of the Secured Indebtedness by the Pledgor and Party C (“Secured Liabilities”), Pledgor hereby pledges to Pledgee a first security interest in the Equity Interest of Party C owned by the Pledgor (including the [Percentage]% registered capital in an amount equal to RMB[Amount] currently owned by the Pledgor and all relevant equity interest, as well as other registered capital and all relevant equity interest, which may be obtained by the Pledgor in the future).

3.                                      Term of Pledge

3.1                               The Pledge shall become effective as of the date when the pledge of the Equity Interest is registered with the local administration of industry and commerce (the “Registration Authority”). The Term of the Pledge (the “Term of Pledge Authority”) shall end when the last Secured Liabilities secured by the Pledge is paid or fully fulfilled. The Parties agree that, promptly after the execution of this Agreement (but in no event later than 20 days from the execution date of this Agreement), Pledgor and Party A shall submit their application for pledge registration to the Registration Authority in accordance with the Measures on Share Pledge Registration with the Administration of Industry and Commerce. The Parties also agree that within fifteen (15) days as of the Registration Authority officially commences the acceptance of equity pledge application, Pledgor and Party C shall complete the pledge registration procedure, obtain the pledge registration notice and completely and accurately register the Pledge of Equity Interest on the Pledge Registration Book of the Registration Authority.

3.2                               During the Term of Pledge, in the event any Event of Default, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

4.                                      Custody of Records for Equity Interest subject to Pledge

4.1                               During the Term of Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge (and other documents reasonably requested by the Pledgee, including without limitation the notice of registration of the Pledge issued by relevant administration of industry and commerce) within one week from the date the Pledge is registered. Pledgee shall have custody of such items during the entire Term of Pledge set forth in this Agreement.

4.2                               Pledgee shall have the right to collect dividends generated by the Equity Interest or other distributions during the Term of Pledge.

5.                                      Representations and Warranties of Pledgor and Party C

The Pledgor Represent and Warrant to the Pledgee that:

5.1                               Pledgor is the sole legal and beneficial owners of the Equity Interest. Except for being subject to other agreements entered into by the Pledgor and the Pledgee, the Pledgor enjoys legal and complete ownership of the Equity Interest.

5.2                               Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3                               Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest. There are no controversies over the ownership of the Equity Interest. The Equity Interest is not seized or subject to any other legal proceedings or similar threats, and is good for transfer and pledging according to applicable laws.

5.4                               The Pledgor’s execution of this Agreement and exercise of its rights under this Agreement (or fulfillment of its obligations under this Agreement) will not breach any laws, regulations, and agreements or contracts to which the Pledgor is a party, or any promise the Pledgor has made to any third parties.

5.5                               All documents, materials, statements and certificates provided by the Pledgor to the Pledgee are accurate, true, complete and valid.

Party C Represent and Warrant to the Pledgee that:

5.6                               Party C is a limited liability company registered under the laws of China and legally exists. Party C has the qualification of an independent legal person, enjoys complete and independent legal status and the legal capacity to sign, deliver and fulfill this Agreement.

5.7                               Upon due execution of Party C, this Agreement constitute legal, effective and binding obligation on Party C.

5.8                               Party C has the complete internal right and authorization to sign and deliver this Agreement and all other documents relating to the transactions contemplated under this Agreement. Party C has the complete right and authorization to complete the transactions contemplated under this Agreement.

5.9                               Regarding the assets owned by Party C, there are not any guarantee interests or any other encumbrance on property rights that are substantial and may impact the Pledgee’s right and interests in the Equity Interest (including without limitation transfer of any of Party C’s intellectual properties or any assets with a value equaling or over RMB 100,000, or any encumbrance on the ownership or right to use of such assets).

5.10                        In any court or arbitration tribunal there are no pending (or, as far as Party knows, threatening) litigation, arbitration or other legal proceedings against the Equity Interest, Party C or its assets, and in any governmental agencies or departments there are no pending (or, as far as Party knows, threatening) administrative proceedings or penalties against the Equity Interest, Party C or its assets, which may substantially and adversely impact Party C’s economic condition or the Pledgor’s ability to fulfill their obligations and guarantee liabilities under this Agreement.

5.11                        Party C hereby agrees that it is jointly and severally liable to the Pledgee for all representations and warranties made by any and all of the Pledgor under this Agreement.

5.12                        Party C hereby warrants to the Pledgee that, at any time and under any circumstances prior to complete fulfillment of the obligations under this Agreement or the secured debts being fully repaid, the aforementioned representations and warranties are true and accurate and will be fully complied with.

6.                                      Covenants and Further Agreements of Pledgor

The covenants and further agreements of the Pledgor are set forth below.

6.1                               Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

6.1.1                     not transfer (or agree to others’ transfer of) all or any part of the Equity Interest, place or permit the existence of any security interest or other encumbrance that may affect the Pledgee’s rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement;

6.1.2                     comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities (or any other relevant parties) regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3                     promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.2                               Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3                               To protect or perfect the security interest granted by this Agreement for the Secured Liabilities, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4                               Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

6.5                               If the Equity Interest pledged under this Agreement is, for any reason, subject to mandatory measures imposed by the court of law or other governmental departments, the Pledgor shall try their best to release such mandatory measures imposed by the court of law or other governmental departments, including without limitation providing to the court of law other kinds of security or other measures.

6.6                               If there is a possibility that the value of the Equity Interest will be decreased and such decrease is sufficient to harm the rights and interests of the Pledgee, the Pledgee may request the Pledgor to provide additional collateral or security. If the Pledgor refuses to provide such security, the Pledgee may, at any time, sell the Equity Interest or put it up for auction, and use the monies obtained from such sale or auction to settle the secured obligations in advance or put such monies under custody; all expenses therefore occurred shall be borne by the Pledgor.

6.7                               Without the prior written consent from the Pledgee, the Pledgor and/or Party C shall not (by themselves or assisting others to) increase, decrease or transfer  the registered capital of Party C (or their capital contribution to Party C) or impose any encumbrances on it, including the Equity Interest. Subject to the forgoing provision, any equity interest which is registered and obtained by the Pledgor subsequent to the date of this Agreement shall be called “Additional Equity Interest”. The Pledgor and Party C shall, immediately after the Pledgor obtains the Additional Equity Interest, enter with the Pledgee supplemental share pledge agreement for the Additional Equity Interest, make the board of directors and shareholders meeting of Party C approve the supplemental share pledge agreement, and deliver to the Pledgee all documents necessary for the supplemental share pledge agreement, including without limitation (a) the original certificate issued by Party C about shareholders’ capital contribution relating to the Additional Equity Interest; and (b) the verified photocopy of the capital contribution verification report (issued by certified public accountant in China) regarding the Additional Equity Interest. The Pledgor and Party C shall, according to Article 3.1 of this Agreement, handle the pledge registration procedures relating to the Additional Equity Interest.

6.8                               Unless otherwise instructed by the Pledgee in writing, the Pledgor and/or Party C agree that, if part of or all of the Equity Interest is transferred between the Pledgor and any third parties in violation of this Agreement (“Transferee of the Equity Interest”), then the Pledgor and/or Party C shall ensure that the Transferee or the Equity Interest will unconditionally recognize the Pledge and follow necessary procedures for modification of the registration of the Pledge (including without limitation signing relevant documents) so as to ensure the continued existence of the Pledge.

6.9                               If the Pledgee provides to Party C loan of monies, the Pledgor and/or the Party C agree to pledge the Equity Interest to the Pledgee for security of such additional loan of monies, and to follow procedures as soon as possible according to relevant laws, regulations or local practice (if any), including without limitation executing relevant documents and completing registration procedures for setting up (or modification) of a pledge.

The covenants and further agreements of Party C are set forth below.

6.10                        If, for the execution of this Agreement and Pledge under this Agreement, it is necessary to obtain any third-party consent, approval, waiver or authorization, any governmental approval, license or waiver, or complete registration procedures in any governmental departments (as required by the law), then Party C will try its best to assist in obtain the same and cause it to remain in effect during the term of this Agreement.

6.11                        Without prior written consent of the Pledgee, Party C will not assist or allow the Pledgor to set up any new pledges or grant other security over the Equity Interest, nor will Party C assist or allow the Pledgor to transfer the Equity Interest.

6.12                        Party C agrees to, jointly with the Pledgor, strictly comply with Article 6.7, Article 6.8 and Article 6.9 of this Agreement.

6.13                        Without prior written consent of the Pledgee, Party C shall not transfer its assets or set up (or allow the existence of) any security or encumbrances on property rights that may affect the Pledgee’s rights and interests in the Equity Interest (including without limitation transfer of any of Party C’s intellectual properties or any assets with a value equaling or over RMB 100,000, or any encumbrance on the ownership or right to use of such assets).

6.14                        Where there are any litigations, arbitrations or any other claims, which may adversely impact party C, the Equity Interest, or the Pledgee’s interests under the series of the cooperation agreements (including without limitation the Business Cooperation Agreement and the Exclusive Option Agreement) and this Agreement, Party C shall, as soon as possible, send timely notice to the Pledgee and according to reasonable requests of the Pledgee take all necessary measures to protect the Pledgee’s interests in the Equity Interest.

6.15                        Party C shall not conduct or allow any acts or actions that may adversely impact the Equity Interest or Pledgee’s interest under the cooperation agreements (including without limitation the Exclusive Business Cooperation Agreement and the Exclusive Option Agreement) and this Agreement.

6.16                        Party C shall, during the first month of each quarter, provide to the Pledgee its financial statements for the preceding quarter, including without limitation its balance sheets, profit statements and cash flow statements.

6.17                        Party C shall, pursuant to the Pledgee’s reasonable requests, take all necessary measures and sign all necessary documents so as to ensure and protect the Pledgee’s rights over the Equity Interest and realization of them.

6.18                        If the exercise of the Pledge under this Agreement results to any transfer of the Equity Interest, Party C agrees and warrants that it will take all measures to effect such transfer.

7.                                      Event of Default

7.1                               The following circumstances shall be deemed Event of Default:

7.1.1                     Party C fails to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement, or fail to repay its loan or breaches any other obligations of Party C thereunder;

7.1.2                     Any representation or warranty by Pledgor in Article 5 of this Agreement contains material misrepresentations or errors, and/or Pledgor violates any of the warranties in Article 5 of this Agreement;

7.1.3                     Pledgor and Party C fail to complete the registration of the Pledge with Registration Authority;

7.1.4                     Pledgor and Party C breach any provisions of this Agreement;

7.1.5                     Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the Equity Interest pledged or assigns the Equity Interest pledged without the written consent of Pledgee;

7.1.6                     Any of Pledgor’s own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties (1) become subject to a demand of early repayment or performance due to default on the part of Pledgor; or (2) become due but are not capable of being repaid or performed in a timely manner;

7.1.7                     Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.8                     The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgor to continue to perform its obligations under this Agreement;

7.1.9                     Adverse changes in properties owned by Pledgor, which lead Pledgee to believe that that Pledgor’s ability to perform its obligations under this Agreement has been affected;

7.1.10              The successor or custodian of Party C is capable of only partially performing or refuses to perform the payment obligations under the Business Cooperation Agreement;

7.1.11              Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge; and

7.1.12              Any breach by the Pledgor of any other contractual obligations under the Exclusive Option Agreement, the Power of Attorney and/or this Agreement and any breach by Party C of any other contractual obligations under the Business Cooperation Agreement, the Exclusive Option Agreement or this Agreement.

7.2                               Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3                               Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within thirty (30) days of the Pledgee’s notice, Pledgee may issue a Notice of Default to Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and exercise all of its remedies and powers for breach of contract under the terms of the PRC Laws, the Exclusive Option Agreement, the Business Cooperation Agreement and this Agreement, including without limitation, demanding the Pledgor  to immediately pay all outstanding payments due under the Business Cooperation Agreement, and/or repay loans and all other payments due (if any) to Pledgee, and/or disposal of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.                                      Exercise of Pledge

8.1                               Without the Pledgee’s written consent, Pledgor shall not assign the Pledge or the Equity Interest in Party C.

8.2                               Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

8.3                               Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 7.2 or at any time after the issuance of the Notice of Default. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4                               In the event of default, Pledgee is entitled to take possession of the Equity Interest pledged hereunder and to dispose of the Equity Interest pledged, to the extent permitted and in accordance with applicable laws; if, after satisfying all obligations secured, there is any balance in the monies collected by the Pledgee by enforcing the Pledge, then such balance shall be, without calculation of interests, paid to the Pledgor or other parties entitled to receive such balance.

8.5                               When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

8.6                               Unless otherwise provided by the law, all expenses, tax, charges and all legal fees relating to the establishment of the Pledge and enforcement of it shall be borne by the Pledgor.

9.                                      Assignment

9.1                               Without Pledgee’s prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2                               This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3                               At any time, Pledgee may assign any and all of its rights and obligations under the Business Cooperation Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee’s request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

9.4                               In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

9.5                               Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Exclusive Option Agreement and the Power of Attorney granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

10.                               Termination

Upon the full performance of the Secured Liabilities, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

11.                               Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C. If Applicable Laws requires that Pledgee should bear some related taxes and fees, Pledgor shall cause Party C to fully repay Pledgee the paid taxes and fees.

12.                               Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

13.                               Governing Law and Resolution of Disputes

13.1                        The execution, effectiveness, construction, performance, and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

13.2                        In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on all Parties.

13.3                        Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.                               Notices

14.1                        All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1              Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

14.1.2              Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2                        For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Dada Glory Network Technology (Shanghai) Co., Ltd.

Address:	22/F, Oriental Fisherman’s Wharf, No 1088 Yangshupu Road, Yangpu District, Shanghai, China

Attention:	Calvin Peng

Telephone:	[***]

Party B:	[Name of Shareholder]

Address:	[Address]

Attention:	[Name]

Telephone:	[***]

Party C:	Shanghai Qusheng Internet Technology Co., Ltd.

Address:	22/F, Oriental Fisherman’s Wharf, No 1088 Yangshupu Road, Yangpu District, Shanghai, China

Attention:	Calvin Peng

Telephone:	[***]

14.3                        Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.                               Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.                               Attachments

The attachments set forth herein shall be an integral part of this Agreement.

17.                               Effectiveness

17.1                        This Agreement shall become effective after the affixation of the signatures or seals of the Parties and record of such equity interest pledge on the shareholders’ register of Party C. Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective after the affixation of the signatures or seals of the Parties.

17.2                        This Agreement is written in Chinese and English in four (4) copies. Each of the Pledgor, Pledgee and Party C shall hold one (1) copy, respectively; and one (1) copy shall be submitted to the Registration Authority. Each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[The space below is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written.

Party A:	Dada Glory Network Technology (Shanghai) Co., Ltd.

[Company seal is affixed]

By:	/s/ YAO Jun
Name:	YAO Jun
Title:	Legal Representative

Party B:	[Name of Shareholder]

By:	/s/ [Name of Shareholder]
Name:	[Name of Shareholder]
Title:	Legal Representative

Party C:	Shanghai Qusheng Internet Technology Co., Ltd

[Company seal is affixed]

By:	/s/ KUAI Jiaqi
Name:	KUAI Jiaqi
Title:	Legal Representative

[Signature Page to Share Pledge Agreement]

Schedule of Material Differences

One or more persons executed Share Pledge Agreement using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Shareholder	ID Card No. of Shareholder	Address of Shareholder	Legal Representative of Shareholder	Amount of Registered Capital of the VIE Owned by Shareholder	% of Shareholder’s Equity Interest in the VIE	Attention of Notice	Notice Address
1.	KUAI Jiaqi	[***]	N/A	N/A	RMB5,917,980	87.3%	N/A	22/F, Oriental Fisherman’s Wharf, No 1088 Yangshupu Road, Yangpu District, Shanghai, China
2.	Jiangsu Jingdong Bangneng Investment Management Co., Ltd.	N/A	Room 416, Floor 4, No.19, East Hongzehu Road, Suyu District, Suqian	ZHANG Qi	RMB677,890	10%	Gao Jing	21/F, Building A, No.18 Kechuang 11 Street, Yizhuang, Beijing, China
3.	YANG Jun	[***]	N/A	N/A	RMB183,030	2.7%	N/A	22/F, Oriental Fisherman’s Wharf, No 1088 Yangshupu Road, Yangpu District, Shanghai, China